                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                          ___________________________


                                   FORM T-1


                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE


   Check if an application to determine eligibility of a Trustee pursuant to
                               Section 305(b)(2)


                           ________________________


                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)


   399 Park Avenue, New York, New York                  13-5266470
(Address of principal executive offices)    (I.R.S. employer identification no.)

                                                           10043
                                                         (Zip Code)

                            _______________________


                                 U.S. Bancorp
              (Exact name of obligor as specified in its charter)


           Delaware                                      41-0255900
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

   601 Second Avenue South
        Minneapolis, MN                                    55402
(Address of principal executive offices)                 (Zip Code)


                               The "Securities"
                      (Title of the indenture securities)

1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

        Name                                     Address
        ----                                     -------
        Comptroller of the Currency              Washington, D.C.
        Federal Reserve Bank of New York         New York, N.Y.
        Federal Deposit Insurance Corporation    Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

2.  Affiliations with Obligor.

         If the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

16.  List of Exhibits

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

         Exhibit 5 -  Not applicable.

         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227).

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1997 - attached).

         Exhibit 8 -  Not applicable.

         Exhibit 9 -  Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 5th day of February, 1998.


                                            CITIBANK, N.A.



                                             By  /s/ Florence Mills
                                                ---------------------------
                                                     Florence Mills
                                                     Senior Trust Officer

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 5th day of February, 1998.


                                              CITIBANK, N.A.



                                              By /s/ Florence Mills
                                                 --------------------------
                                                     Florence Mills
                                                     Senior Trust Officer

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                CITIBANK, N.A.

of New York in the State of New York, at the close of business on September 30, 1997, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                    ASSETS
                                                            Thousands
                                                            of dollars
       Cash and balances due from de-
        pository institutions:
         Noninterest-bearing balances
          and currency and coin........................   $  6,529,000
       Interest-bearing balances.......................     12,319,000
       Held-to-maturity securities.....................              0
       Available-for-sale securities...................     28,477,000
         Federal funds sold and
          securities purchased under
          agreements to resell.........................     11,422,000
       Loans and lease financing receivables:
         Loans and Leases, net of unearned
         income........................................   $151,679,000
         LESS: Allowance for loan
         and lease losses..............................      4,253,000
       Loans and leases, net of un-
        earned income, allowance,
        and reserve....................................    147,426,000
       Trading assets..................................     31,496,000
       Premises and fixed assets (includ-
        ing capitalized leases)........................      3,380,000
       Other real estate owned.........................        651,000
       Investments in unconsolidated
        subsidiaries and associated com-
        panies.........................................      1,284,000
       Customers' liability to this bank
        on acceptances outstanding.....................      2,023,000
       Intangible assets...............................        177,000
       Other assets....................................      8,745,000
                                                          ------------
       TOTAL ASSETS....................................   $253,929,000
                                                          ============

                                  LIABILITIES
       Deposits:
         In domestic offices...........................   $ 35,919,000
         Noninterest-
          bearing......................................    $12,462,000
         Interest-
          bearing......................................     23,457,000
       In foreign offices, Edge and
        Agreement subsidiaries, and
        IBFs...........................................    138,955,000
        Noninterest-
         bearing.......................................      9,790,000
        Interest-
         bearing.......................................    129,165,000
       Federal funds purchased and
        securities sold under agree-
        ments to repurchase............................      6,161,000
       Trading liabilities.............................     24,966,000
       Other borrowed money (includes
       mortgage indebtedness and
       obligations under capitalized
       leases):
         With a remaining maturity of one
         year or less..................................      9,351,000
         With a remaining maturity of more
         than one year through three years.............      2,916,000
         With a remaining maturity of more
         than three years..............................        915,000
       Bank's liability on acceptances ex-
        ecuted and outstanding.........................      2,024,000
       Subordinated notes and
       debentures......................................      5,400,000
       Other liabilities...............................      9,856,000
                                                          ------------
       TOTAL LIABILITIES...............................   $236,463,000
                                                          ============

                                EQUITY CAPITAL
       Perpetual preferred stock
        and related surplus............................              0
       Common stock....................................   $    751,000
       Surplus.........................................      7,387,000
       Undivided profits and capital re-
        serves.........................................      9,254,000
       Net unrealized holding gains (losses)
        on available-for-sale securities...............        737,000
       Cumulative foreign currency
        translation adjustments........................       (663,000)
                                                          ------------
       TOTAL EQUITY CAPITAL............................   $ 17,466,000
                                                          ------------
       TOTAL LIABILITIES, LIMITED-
         LIFE PREFERRED STOCK, AND
         EQUITY CAPITAL................................   $253,929,000
                                                          ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                      ROGER W. TRUPIN
                                                      CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                      PAUL J. COLLINS
                                                      JOHN S. REED
                                                      WILLIAM R. RHODES
                                                      DIRECTORS